First Citizens BancShares, Inc. Third Quarter 2026 Earnings Conference Call October 23, 2026

2 Table of Contents Pages Section I – Third Quarter Overview & Strategic Priorities 4 – 7 Section II – Third Quarter 2026 Financial Results 8 – 27 Financial Highlights 9 – 10 Earnings Highlights 11 Net interest income and margin 12 – 13 Noninterest income and expense 14 – 15 Balance Sheet Highlights 16 Loans and Leases 17 – 18 Deposits 19 – 20 Commercial Bank Funding Trends 21 Funding Mix 22 FDIC Purchase Money Note Principal Balance Prepayment 23 Credit Quality Trends and Allowance 24 – 25 Capital & Share Repurchase Plan Update 26 – 27 Section III – Financial Outlook 28 – 29 Section IV – Appendix 30 – 41 Section V – Non-GAAP Reconciliations 42 – 50

3 Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs, retaliatory tariff measures, trade barriers on trading partners, and supply chain disruptions), political (including impacts of any U.S. government shutdown), geopolitical events (including conflicts or developments in Ukraine, the Middle East and Latin America), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the timing and amount of any prepayments of the Purchase Money Note, which depend on deposit growth, market conditions and the availability and cost of alternative funding, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the effect of technological change, including artificial intelligence and digital assets, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums, changes in regulatory capital requirements, or limitations on credit card interest rates, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, changes or enhancements BancShares implements with respect to risk management, technology, personnel, financial service offerings, or other areas, and the risks associated with BancShares’ previously completed acquisition transactions, including the integration of, and retention of deposits and clients acquired in, the BMO Branch Acquisition, or any future transactions. BancShares’ Share Repurchase Plan announced in July 2025 (“2025 SRP”) allows BancShares to repurchase shares of its Class A common stock through 2026, and the Share Repurchase Plan announced in October 2026 (“2027 SRP”) allows BancShares to repurchase shares of its Class A common stock in 2027. BancShares is not obligated under the 2025 SRP or the 2027 SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased under the 2025 SRP or the 2027 SRP will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation in Section V of this presentation. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications See Section IV entitled Appendix for information on reclassifications. Important Notices

Third Quarter Overview & Strategic Priorities Section I

5 Third Quarter 2026 Snapshot Key Highlights: ■ Strong financial results: • EPS, ROE and ROA results exceeded our expectations. • Delivered positive adjusted operating leverage (2) through net revenue growth and disciplined expense management. ■ Strategic balance sheet management: • Balance sheet momentum continued with robust loan and deposit growth. • Achieved strong period-end and average off-balance sheet client funds growth during the quarter. • Accelerated prepayment of the FDIC Purchase Money Note with $9.5 billion in payments from July to October. ■ Continued optimization of capital: • Issued $300 million of preferred stock in September. • Repurchased $600 million in Class A common shares in the third quarter and in October announced a $1.2 billion share repurchase plan to begin in 2027. ■ Brand launch completed: • Aligned businesses with a unified brand strategy to enhance awareness, deepen client engagement and support long-term growth. Financial Results: Adjusted EPS (1) $55.37 Adjusted ROE / ROA (1) 12.24% / 1.08% NIM 3.07% Adjusted Efficiency Ratio (1) 59.59% Loan Growth (EOP / Avg) (3) 4.1% / 2.9% Deposit Growth (EOP / Avg) (3) 6.8% / 4.7% CET1 Ratio (4) 10.24% (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Operating leverage is calculated as the quarter-over-quarter growth rate of net revenue (net interest income plus noninterest income) less the quarter-over-quarter growth rate of noninterest expense. Adjusted operating leverage is a non-GAAP measure and calculated using adjusted noninterest income and adjusted noninterest expense, which exclude the impact of notable items. (3) Loan and deposit growth percentages are current quarter compared to the linked quarter. (4) The CET1 ratio represents a BancShares ratio and is preliminary pending completion of quarterly regulatory filings.

6

BMO Branch Acquisition – Expanding National Presence

Successfully converted the acquired branches during the third quarter.

138	~$4.9 B	~$650 MM	~1.05%	~5.50%
New branches from BMO	Deposits acquired	Loans acquired	Weighted average cost of deposits	Weighted average yield on loans

Geographic Footprint:





First Citizens (518)
BMO (138)

Strategic Rationale:

- Expands the General Bank branch network across 11 states, adding scale alongside First Citizens' existing branch footprint.
- Supports our "Client Focus" and "Balance Sheet Optimization" strategic priorities by expanding our client base and growing core, low cost deposit relationships.
- Extends our track record of disciplined acquisition integration.
- Net liquidity from the transaction supports prepayment of the FDIC Purchase Money Note.

First Citizens BancShares

Note – BMO branch acquisition metrics are as of September 4, 2026 and the branch map is sourced from S&P as of September 30, 2026.

7 Strategic Priorities • Expand and grow our capabilities and products while harnessing the scale of the enterprise and maintaining a client- first focus. Client Focus • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Talent & Culture • Optimize processes and systems to reduce organizational complexity and maximize productivity. Operational Efficiency • Manage our balance sheet prudently to optimize our funding and liquidity profile while driving core deposit growth and enhancing returns. Balance Sheet Optimization Risk Management

Third Quarter 2026 Financial Results Section II

9 3Q26 Financial Results - Takeaways EPS, ROE and ROA exceeded our expectations.1 Returned $600 million in capital to shareholders through the repurchase of Class A common stock. 8 Prepaid $8.0 billion of the FDIC Purchase Money Note during the third quarter and an additional $1.5 billion in October, bringing the total prepayments to $17 billion. 7 Net interest income grew during the quarter, supported by balance sheet growth. NIM remained resilient. 2 Noninterest income performance exceeded our expectations driven by growth in our fee income lines of business. Noninterest expense was aligned with expectations. 3 Credit quality remained resilient and the NCO ratio improved by 2 basis points sequentially, outperforming our guidance range. 6 Loans grew $6.2 billion or by 4.1% over the linked quarter. Growth was broad-based within the Commercial Bank but primarily concentrated in Fund Banking. 4 Deposits increased $11.8 billion or by 6.8% over the linked quarter driven by organic growth in the General and Commercial Banks, supplemented by the BMO branch acquisition, Direct Bank and brokered deposits. 5

10 3Q26 2Q26 3Q25 EPS (basic and diluted) $ 51.23 $ 55.37 $ 55.52 $ 57.09 $ 43.08 $ 44.62 ROE 11.33% 12.24% 12.58% 12.94% 10.26% 10.62 % ROTCE (non-GAAP) 11.67 12.61 12.92 13.28 10.53 10.91 ROA 1.00 1.08 1.15 1.18 0.98 1.01 PPNR ROA (non-GAAP) 1.42 1.51 1.50 1.53 1.62 1.67 NIM 3.07 3.07 3.10 3.10 3.26 3.26 NIM, ex PAA (non-GAAP) 2.99 2.99 3.01 3.01 3.15 3.15 NCO ratio 0.27 0.27 0.29 0.29 0.65 0.65 Efficiency ratio 64.68 59.59 63.75 60.05 61.27 56.78 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Note – Adjusted columns, ROTCE, PPNR ROA and NIM, ex PAA represent non-GAAP measures: see Section V entitled Non-GAAP Reconciliations.

11

Quarterly Earnings Highlights

($ in millions)

Reported	3Q26	2Q26	3Q25	Increase (decrease) 3Q26 vs 2Q26 (1) $	3Q26 vs 2Q26 (1) %	3Q26 vs 3Q25 (1) $	3Q26 vs 3Q25 (1) %
Net interest income	$ 1,699	$ 1,656	$ 1,734	$ 43	2.6 %	$ (35)	(2.0)%
Noninterest income	734	776	699	(42)	(5.4)	35	5.1
Net revenue	**2,433**	**2,432**	**2,433**	**1**	**—**	**—**	**—**
Noninterest expense	1,573	1,551	1,491	22	1.5	82	5.6
Pre-provision net revenue (2)	**860**	**881**	**942**	**(21)**	**(2.5)**	**(82)**	**(8.8)**
Provision (benefit) for credit losses	55	(10)	191	65	650.2	(136)	(71.2)
Income before income taxes	**805**	**891**	**751**	**(86)**	**(9.8)**	**54**	**7.0**
Income tax expense	199	219	183	(20)	(9.1)	16	8.2
Net income	**606**	**672**	**568**	**(66)**	**(10.0)**	**38**	**6.6**
Preferred stock dividends	29	32	14	(3)	(8.9)	15	103.0
Net income available to common stockholders	**$ 577**	**$ 640**	**$ 554**	**$ (63)**	**(10.0)%**	**$ 23**	**4.1 %**

Adjustments for notable items	3Q26	2Q26	3Q25
Noninterest income	$ (159)	$ (190)	$ (181)
Noninterest expense	(218)	(205)	(212)
Income tax expense	13	(4)	12

Adjusted (Non-GAAP) (2)	3Q26	2Q26	3Q25	Increase (decrease) 3Q26 vs 2Q26 (1) $	3Q26 vs 2Q26 (1) %	3Q26 vs 3Q25 (1) $	3Q26 vs 3Q25 (1) %
Net interest income	$ 1,699	$ 1,656	$ 1,734	$ 43	2.6 %	$ (35)	(2.0)%
Noninterest income	575	586	518	(11)	(2.0)	57	11.1
Net revenue	**2,274**	**2,242**	**2,252**	**32**	**1.4**	**22**	**1.0**
Noninterest expense	1,355	1,346	1,279	9	0.6	76	6.0
Pre-provision net revenue (2)	**919**	**896**	**973**	**23**	**2.5**	**(54)**	**(5.6)**
Provision (benefit) for credit losses	55	(10)	191	65	650.2	(136)	(71.2)
Income before income taxes	**864**	**906**	**782**	**(42)**	**(4.7)**	**82**	**10.4**
Income tax expense	212	215	195	(3)	(1.7)	17	8.7
Net income	**652**	**691**	**587**	**(39)**	**(5.6)**	**65**	**11.0**
Preferred stock dividends	29	32	14	(3)	(8.9)	15	103.0
Net income available to common stockholders	**$ 623**	**$ 659**	**$ 573**	**$ (36)**	**(5.4)%**	**$ 50**	**8.6 %**

(1) Percent change is calculated using unrounded numbers and therefore may not recalculate precisely using the displayed rounded amounts.
(2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

First Citizens BancShares

12

Net interest income and margin

($ in millions)



$43 million & (-3 bps)
$1,734
$1,722
$1,621
$1,656
$1,699
3.26%
3.20%
3.09%
3.10%
3.07%
3Q25
4Q25
1Q26
2Q26
3Q26
NII
NIM



$47 million & (-2 bps)
$1,673
$1,673
$1,582
$1,608
$1,655
3.15%
3.11%
3.01%
3.01%
2.99%
3Q25
4Q25
1Q26
2Q26
3Q26
NII, ex PAA (Non-GAAP) (1)
NIM, ex PAA (Non-GAAP) (1)

	3Q26			2Q26			3Q25			Change vs 2Q26			Change vs 3Q25		
	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate
Loans and leases (2) (3)	$153,107	$ 2,341	6.07 %	$149,275	$ 2,253	6.05 %	$141,785	$ 2,300	6.44 %	$ 3,832	$ 88	0.02 %	$ 11,322	$ 41	(0.37)%
Investment securities and reverse repos	45,087	427	3.77	43,214	401	3.72	45,111	433	3.83	1,873	26	0.05	(24)	(6)	(0.06)
Interest-earning deposits at banks	21,538	197	3.64	21,501	197	3.67	24,146	265	4.36	37	—	(0.03)	(2,608)	(68)	(0.72)
Total interest-earning assets (3)	**$219,732**	**$ 2,965**	**5.36 %**	**$213,990**	**$ 2,851**	**5.34 %**	**$211,042**	**$ 2,998**	**5.64 %**	**$ 5,742**	**$ 114**	**0.02 %**	**$ 8,690**	**$ (33)**	**(0.28)%**
Interest-bearing deposits	$136,772	$ 971	2.82 %	$129,385	$ 881	2.73 %	$120,575	$ 911	3.00 %	$ 7,387	$ 90	0.09 %	$ 16,197	$ 60	(0.18)%
Total borrowings	30,622	295	3.85	33,229	314	3.78	38,258	353	3.70	(2,607)	(19)	0.07	(7,636)	(58)	0.15
Total interest-bearing liabilities	**$167,394**	**$ 1,266**	**3.01 %**	**$162,614**	**$ 1,195**	**2.95 %**	**$158,833**	**$ 1,264**	**3.16 %**	**$ 4,780**	**$ 71**	**0.06 %**	**$ 8,561**	**$ 2**	**(0.15)%**
Net interest income		**$ 1,699**			**$ 1,656**			**$ 1,734**			**$ 43**			**$ (35)**	
Net interest spread (3)			**2.35 %**			**2.39 %**			**2.48 %**			**(0.04)%**			**(0.13)%**
Net interest margin (3)			**3.07 %**			**3.10 %**			**3.26 %**			**(0.03)%**			**(0.19)%**

First Citizens BancShares

Note – Certain items above do not precisely recalculate as presented due to rounding.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Loans and leases include nonaccrual loans and loans held for sale. Interest income on loans and leases includes loan PAA income and loan fees.
(3) The average balances and yields for loans and leases are calculated net of average credit balances of factoring clients to appropriately reflect the interest-earning portion of factoring receivables.

13 3.26% 0.16% 0.12% 0.11% (0.21)% (0.15)% (0.14)% (0.05)% (0.03)% 3.07% 3Q25 Loan volume Debt rate / volume Deposit rate Loan yield Deposit volume FFS yield / volume Investment yield / volume PAA 3Q26 3Q25 to 3Q26 (-19 bps) NIM Rollforward 3.10% 0.05% 0.02% 0.01% (0.05)% (0.05)% (0.01)% 3.07% 2Q26 Debt rate / volume Loan yield / volume Investment yield / volume Deposit rate Deposit volume PAA 3Q26 2Q26 to 3Q26 (-3 bps)

14

Noninterest income

($ in millions)


$699
$181
$518
3Q25
$715
$186
$529
4Q25
$692
$172
$520
1Q26
$776
$190
$586
2Q26
$734
$159
$575
3Q26
Adjusted (Non-GAAP) (1)
Notable items (2)

Noninterest income	3Q26	2Q26	1Q26	4Q25	3Q25	Increase (decrease) 3Q26 vs 2Q26 $	3Q26 vs 2Q26 %	3Q26 vs 3Q25 $	3Q26 vs 3Q25 %
Total reported noninterest income	**$ 734**	**$ 776**	**$ 692**	**$ 715**	**$ 699**	**$ (42)**	**(5.4)%**	**$ 35**	**5.1 %**
Notable items (2)	**159**	**190**	**172**	**186**	**181**	**(31)**	**(15.8)**	**(22)**	**(12.2)**
Total adjusted noninterest income (1)	**$ 575**	**$ 586**	**$ 520**	**$ 529**	**$ 518**	**$ (11)**	**(2.0)%**	**$ 57**	**11.1 %**
Adjusted rental income on operating lease equipment (1)	$ 122	$ 112	$ 115	$ 115	$ 108	$ 10	8.5 %	$ 14	12.8 %
Lending-related fees	83	73	69	64	67	10	14.6	16	23.1
Deposit fees and service charges	76	74	70	63	61	2	3.8	15	24.9
Client investment fees	68	59	53	54	58	9	13.1	10	16.8
Wealth management services	62	62	59	61	57	—	—	5	9.6
International fees	34	36	35	37	34	(2)	(2.1)	—	—
Factoring commissions	20	18	17	20	18	2	10.1	2	13.1
Cardholder services, net	40	38	38	37	39	2	4.7	1	3.5
Merchant services, net	12	13	13	13	12	(1)	(2.8)	—	—
Insurance commissions	12	13	13	12	13	(1)	(10.8)	(1)	(10.6)
Other noninterest income	46	88	38	53	51	(42)	(49.4)	(5)	(11.9)

First Citizens BancShares

Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Refer to Section V for notable item details.

15 $1,491 $1,572 $1,536 $1,551 $1,573 $1,279 $1,368 $1,330 $1,346 $1,355 $212 $204 $206 $205 $218 3Q25 4Q25 1Q26 2Q26 3Q26 Noninterest expense ($ in millions) Adjusted (Non-GAAP) (1) Notable items (2) Noninterest expense Increase (decrease) 3Q26 vs 2Q26 3Q26 vs 3Q25 3Q26 2Q26 1Q26 4Q25 3Q25 $ % $ % Total reported noninterest expense $ 1,573 $ 1,551 $ 1,536 $ 1,572 $ 1,491 $ 22 1.5% $ 82 5.6 % Notable items (2) 218 205 206 204 212 13 6.3 6 2.8 Total adjusted noninterest expense (1) $ 1,355 $ 1,346 $ 1,330 $ 1,368 $ 1,279 $ 9 0.6% $ 76 6.0 % Personnel cost $ 836 $ 836 $ 857 $ 849 $ 811 $ — — % $ 25 3.1 % Net occupancy expense 64 59 60 61 58 5 6.4 6 9.6 Equipment expense 133 141 136 151 137 (8) (5.4) (4) (2.5) Professional fees 14 21 18 34 26 (7) (34.2) (12) (46.7) Third-party processing fees 112 100 93 75 67 12 13.5 45 67.2 FDIC insurance expense 37 39 38 39 38 (2) (2.6) (1) (1.7) Marketing expense 40 45 30 45 33 (5) (11.5) 7 21.4 Other noninterest expense 119 105 98 114 109 14 10.6 10 9.5 Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Refer to Section V for notable item details.

16

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	3Q26	2Q26	3Q25	Increase (decrease) 3Q26 vs 2Q26 (1) $	3Q26 vs 2Q26 (1) %	3Q26 vs 3Q25 (1) $	3Q26 vs 3Q25 (1) %
Interest-earning deposits at banks	$ 18,290	$ 21,132	$ 24,798	$ (2,842)	(53.3)%	$ (6,508)	(26.2)%
Investment securities	44,875	43,557	45,124	1,318	12.0	(249)	(0.6)
Loans and leases	157,190	151,034	144,758	6,156	16.2	12,432	8.6
Operating lease equipment, net (2)	9,765	9,755	9,446	10	0.4	319	3.4
Deposits	185,264	173,427	163,190	11,837	27.1	22,074	13.5
Noninterest-bearing deposits	42,402	42,475	42,752	(73)	(0.7)	(350)	(0.8)
Off-balance sheet client funds	86,058	80,624	67,056	5,434	26.7	19,002	28.3
Borrowings	24,470	32,188	38,675	(7,718)	(95.1)	(14,205)	(36.7)
Tangible common equity (non-GAAP) (3)	18,749	19,618	20,551	(869)	(17.6)	(1,802)	(8.8)
Common equity	19,516	20,135	21,105	(619)	(12.2)	(1,589)	(7.5)
Stockholders' equity	21,577	21,900	21,986	(323)	(5.9)	(409)	(1.9)

KEY METRICS	3Q26	2Q26	3Q25	Increase (decrease) 3Q26 vs 2Q26	3Q26 vs 3Q25
CET1 ratio	10.24 %	10.77 %	11.65 %	(0.53)%	(1.41)%
Book value per common share	$ 1,756.40	$ 1,767.79	$ 1,672.54	$ (11.39)	$ 83.86
Tangible book value per common share (non-GAAP) (3)	1,687.41	1,722.35	1,628.64	(34.94)	58.77
Tangible common equity to tangible assets (non-GAAP) (3)	7.80 %	8.30 %	8.82 %	(0.50)%	(1.02)%
Loan to deposit ratio	84.85	87.09	88.71	(2.24)	(3.86)
ALLL to total loans and leases	0.91	0.98	1.14	(0.07)	(0.23)
Noninterest-bearing deposits to total deposits	22.89	24.49	26.20	(1.60)	(3.31)
Uninsured deposits	36 %	38 %	37 %	(2)%	(1)%
Total liquid assets (available cash + HQLS)	$ 57,325	$ 59,138	$ 61,924	$ (1,813)	$ (4,599)
Total liquidity (liquid assets & contingent sources)	88,425	89,660	93,274	(1,235)	(4,849)
Total liquidity / uninsured deposits	132 %	138 %	156 %	(6)%	(24)%

First Citizens BancShares

Note – The above CET1 ratio represents BancShares ratio and is preliminary pending completion of quarterly regulatory filings.
(1) Percent change is calculated using unrounded numbers and therefore may not recalculate precisely using the displayed rounded amounts. The linked quarter change is annualized.
(2) Operating lease equipment, net includes $9.0 billion of rail assets as of 3Q26.
(3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

17 $151,034 $5,523 $633 $157,190 2Q26 Commercial Bank General Bank 3Q26 $142,857 $146,944 $149,121 $150,094 $154,515 $77,798 $81,620 $84,237 $85,709 $89,934 $65,059 $65,324 $64,884 $64,385 $64,581 Commercial Bank General Bank Yield on loans 3Q25 4Q25 1Q26 2Q26 3Q26 6.24% 6.01% 6.05% 6.07%6.44% $144,758 $147,930 $148,692 $151,034 $157,190 $79,533 $82,972 $84,325 $86,679 $92,202 $65,225 $64,958 $64,367 $64,355 $64,988 Commercial Bank General Bank 3Q25 4Q25 1Q26 2Q26 3Q26 Note – Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals. $150,094 $4,225 $196 $154,515 2Q26 Commercial Bank General Bank 3Q26 Average RollforwardPeriod End Rollforward Average LoansPeriod End Loans Loans and Leases ($ in millions) $6.2 billion or 4.1% $4.4 billion or 2.9%

18

Loans and Leases Composition

Segment / Business ($ in millions)	Period End 3Q26 $	Period End vs 2Q26 [(1)] $	Period End vs 2Q26 [(1)] %	Period End vs 3Q25 [(1)] $	Period End vs 3Q25 [(1)] %	Average 3Q26 $	Average vs 2Q26 [(1)] $	Average vs 2Q26 [(1)] %	Average vs 3Q25 [(1)] $	Average vs 3Q25 [(1)] %
Branch Network & Other	$ 44,404	$ 557	5.0 %	$ 429	1.0 %	$ 44,058	$ 155	1.4 %	$ 221	0.5 %
Wealth & Private Banking	11,263	100	3.6	307	2.8	11,191	55	2.0	246	2.2
Mortgage	9,321	(24)	(1.0)	(973)	(9.5)	9,332	(14)	(0.6)	(945)	(9.2)
General Bank Segment	**64,988**	**633**	**3.9**	**(237)**	**(0.4)**	**64,581**	**196**	**1.2**	**(478)**	**(0.7)**
Fund Banking	43,181	4,425	45.3	11,836	37.8	41,282	3,965	42.2	11,829	40.2
Commercial Finance & Middle Market	33,059	293	3.5	191	0.6	32,891	(55)	(0.7)	(126)	(0.4)
Innovation Banking	10,099	625	26.2	796	8.6	9,704	317	13.4	548	6.0
Equipment Finance	5,761	(8)	(0.6)	(212)	(3.5)	5,694	(54)	(3.7)	(275)	(4.6)
Other	102	188	NM	58	130.5	363	52	66.3	160	79.0
Commercial Bank Segment [(2)]	**92,202**	**5,523**	**25.3**	**12,669**	**15.9**	**89,934**	**4,225**	**19.6**	**12,136**	**15.6**
Total Loans	**$ 157,190**	**$ 6,156**	**16.2 %**	**$ 12,432**	**8.6 %**	**$154,515**	**$ 4,421**	**11.7 %**	**$ 11,658**	**8.2 %**

Class (EOP, $ in billions)


31%
24%
15%
15%
12%
2%
1%
Commercial and industrial ($48.7)
Capital call lines ($38.1)
Residential and revolving mortgage ($24.4)
Commercial real estate ($23.0)
Owner occupied commercial mortgage ($18.3)
Investor dependent ($2.6)
Auto and other consumer ($2.0)

Segment / Business (EOP, $ in billions)


28%
7%
6%
28%
21%
6%
4%
General Bank:
Branch Network & Other ($44.4)
Wealth & Private Banking ($11.3)
Mortgage ($9.3)
Commercial Bank: (2)
Fund Banking ($43.2)
Commercial Finance & Middle Market ($33.1)
Innovation Banking ($10.1)
Equipment Finance ($5.8)

First Citizens BancShares

Note – Totals may not foot due to rounding.

(1) Percent change is calculated using unrounded numbers and therefore may not recalculate precisely using the displayed rounded amounts. The linked quarter percent change is annualized.

(2) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

19 $170,639 $7,387 $656 $178,682 2Q26 Interest- bearing Noninterest- bearing 3Q26 $160,624 $163,191 $165,927 $170,639 $178,682 $120,575 $121,433 $125,203 $129,385 $136,772 $40,049 $41,758 $40,724 $41,254 $41,910 Interest-bearing Noninterest-bearing Cost of deposits 3Q25 4Q25 1Q26 2Q26 3Q26 $163,190 $161,578 $170,842 $173,427 $185,264 $120,438 $120,925 $127,236 $130,952 $142,862 $42,752 $40,653 $43,606 $42,475 $42,402 Interest-bearing Noninterest-bearing 3Q25 4Q25 1Q26 2Q26 3Q26 Average RollforwardPeriod End Rollforward Average DepositsPeriod End Deposits $173,427 $11,910 $(73) $185,264 2Q26 Interest- bearing Noninterest- bearing 3Q26 Deposits ($ in millions) 2.09% 2.04% 2.07% 2.16%2.25% $11.8 billion or 6.8% $8.0 billion or 4.7%

20

Deposit Composition

Segment / Business ($ in millions)	Period End 3Q26 $	Period End vs 2Q26 [1] $	Period End vs 2Q26 [1] %	Period End vs 3Q25 [1] $	Period End vs 3Q25 [1] %	Average 3Q26 $	Average vs 2Q26 [1] $	Average vs 2Q26 [1] %	Average vs 3Q25 [1] $	Average vs 3Q25 [1] %
Branch Network & Other	$ 69,059	$ 5,580	34.9 %	$ 5,947	9.4 %	$ 65,272	$ 1,913	12.0 %	$ 3,025	4.9 %
Community Association Banking	8,502	52	2.4	715	9.2	8,606	113	5.3	584	7.3
Wealth & Private Banking	3,820	31	3.2	123	3.3	3,839	89	9.4	226	6.3
General Bank Segment	**81,381**	**5,663**	**29.7**	**6,785**	**9.1**	**77,717**	**2,115**	**11.1**	**3,835**	**5.2**
Innovation Banking	27,585	1,651	25.3	4,492	19.5	27,141	839	12.7	3,573	15.2
Fund Banking	15,904	18	0.4	1,369	9.4	15,616	217	5.6	1,315	9.2
Commercial Finance & Middle Market	3,448	287	36.0	470	15.8	3,374	38	4.5	439	15.0
Other [2]	216	(495)	(276.2)	(2,049)	(90.5)	97	(69)	(164.9)	279	(153.3)
Commercial Bank Segment [3]	**47,153**	**1,461**	**12.7**	**4,282**	**10.0**	**46,228**	**1,025**	**9.0**	**5,606**	**13.8**
Direct Bank	51,428	3,206	26.4	6,282	13.9	49,996	3,504	29.9	4,775	10.6
Brokered Deposits & Other	5,302	1,507	157.5	4,725	NM	4,741	1,399	166.1	3,842	427.4
Corporate	**56,730**	**4,713**	**35.9**	**11,007**	**24.1**	**54,737**	**4,903**	**39.0**	**8,617**	**18.7 %**
Total Deposits	**$ 185,264**	**$ 11,837**	**27.1 %**	**$ 22,074**	**13.5 %**	**$ 178,682**	**$ 8,043**	**18.7 %**	**$ 18,058**	**11.2 %**

Type (EOP, $ in billions)


10%
15%
52%
23%
Money market & savings ($96.4)
Noninterest-bearing demand ($42.4)
Checking with interest ($28.3)
Time deposits ($18.1)

Segment / Business (EOP, $ in billions)


2%
28%
37%
2%
9%
15%
2%
5%
General Bank:
Branch Network & Other ($69.1)
Community Association Banking ($8.5)
Wealth & Private Banking ($3.8)
Commercial Bank: (2)
Innovation Banking ($27.6)
Fund Banking ($15.9)
Commercial Finance & Middle Market ($3.4)
Corporate:
Direct Bank ($51.4)
Brokered Deposits & Other ($5.3)

First Citizens BancShares

Note – Totals may not foot due to rounding.

(1) Percent change is calculated using unrounded numbers and therefore may not recalculate precisely using the displayed rounded amounts. The linked quarter percent change is annualized.

(2) Other balances include in transit funds between Commercial Bank deposits and off-balance sheet client funds.

(3) Commercial Bank includes a small amount of Rail deposits (less than $50 million in all periods).

21 $106,019 $110,855 $116,991 $123,265 $130,437 $65,397 $68,579 $72,443 $78,062 $84,209 $40,622 $42,276 $44,548 $45,203 $46,228 Off-balance sheet client funds Deposits 3Q25 4Q25 1Q26 2Q26 3Q26 $109,906 $111,215 $124,970 $126,298 $133,191 $67,035 $69,681 $77,777 $80,606 $86,038 $42,871 $41,534 $47,193 $45,692 $47,153 Off-balance sheet client funds Deposits 3Q25 4Q25 1Q26 2Q26 3Q26 $123,265 $5,200 $1,925 $47 $130,437 2Q26 Innovation Banking Fund Banking All Other 3Q26 $126,298 $4,335 $2,748 $(190) $133,191 2Q26 Innovation Banking Fund Banking All Other 3Q26 Commercial Bank Funding Trends ($ in millions) $6.9 billion or 5.5% $7.2 billion or 5.8% Note – The above represents total client funds in the Commercial Bank. Prior presentations reflected SVB Commercial total client funds only. Prior periods have been recast to conform to current presentation. Commercial Bank includes a small amount of Rail deposits (less than $50 million in all periods). Average Total Client FundsPeriod End Total Client Funds Average RollforwardPeriod End Rollforward

22 3.16% 3.03% 2.93% 2.95% 3.01% 3.00% 2.81% 2.70% 2.73% 2.82% 2.25% 2.09% 2.04% 2.07% 2.16% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 3Q25 4Q25 1Q26 2Q26 3Q26 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Cost of funds Period End Balances Increase (decrease) 3Q26 2Q26 1Q26 4Q25 3Q25 vs 2Q26 vs 3Q25 Total deposits $ 185,264 88% $ 173,427 84% $ 170,842 83% $ 161,578 82% $ 163,190 81% $ 11,837 $ 22,074 Securities sold under customer repurchase agreements 116 — 152 — 170 — 224 — 423 — (36) (307) Purchase Money Note 20,453 10 28,423 14 30,905 15 33,385 17 35,854 18 (7,970) (15,401) FHLB borrowings — — — — — — — — — — — — Subordinated debt 1,680 1 1,744 1 1,764 1 1,772 1 1,775 1 (64) (95) Senior unsecured borrowings 2,140 1 1,784 1 1,050 1 555 — 555 — 356 1,585 Other borrowings 81 — 85 — 73 — 72 — 68 — (4) 13 Total funding $ 209,734 100% $ 205,615 100% $ 204,804 100% $ 197,586 100% $ 201,865 100% $ 4,119 $ 7,869 Funding Mix ($ in millions) • Continued to prepay the FDIC Purchase Money Note through $8 billion in principal balance paydowns during the third quarter and an additional $1.5 billion in October, supported primarily by strong organic deposit growth and the net liquidity from the completion of the BMO branch acquisition. • Funding mix continued to improve with approximately 88% of total funding provided by deposits. • Successfully completed the issuance of $400 million of fixed-to- floating rate senior bank notes during the quarter. • Deposit costs increased 9 basis points over the linked quarter driven by increased interest-bearing deposit balances, and the higher interest rate environment. Over the 12-month forecast horizon, we expect deposit betas to be in the 35%-40% range, including 50%-55% for interest-bearing non-maturity deposits. Note – Funding mix percentages may not foot due to rounding. Highlights

23

FDIC Purchase Money Note Principal Balance Prepayment

Full prepayment of the note is forecasted to be completed ahead of the March 2028 maturity.

PMN Balance Progression ($ in billions)


$36.0
$33.5
$31.0
$28.5
$20.5
$16 - $17
$0
Prepaid an additional $1.5 billion in October
Original balance
4Q25
1Q26
2Q26
3Q26
4Q26
4Q27
Actual
Forecast

Highlights

- Prepaid $8 billion in the third quarter and another $1.5 billion in October. Since beginning prepayments in 4Q25, we have repaid ~47% of the total balance or $17 billion through October 2026.
- Forecasting a steady pace of prepayments in the $3.5 billion to $4 billion range quarterly and expect the full balance to be repaid by year end 2027.
- Deposit growth in excess of loan growth expected to be the primary source of prepayments.
- Additional funding capacity provided by ~$18 billion of unused borrowing capacity at the FHLB, brokered CD issuance and debt issuance.
- Funding mix and channel utilization remain subject to market conditions and relative funding economics.

First Citizens BancShares

Note – FDIC Purchase Money Note balances represent outstanding principal balances at period end and do not include the accounting marks on the note. Forecast ranges for 4Q26 and 4Q27 are approximate and exact dollar amounts and funding mechanisms are subject to management actions based on the considerations stated above as well as other factors.

24 $191 $54 $72 $(10) $55 3Q25 4Q25 1Q26 2Q26 3Q26 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Provision (benefit) for credit losses $234 $143 $111 $108 $1030.65% 0.39% 0.30% 0.29% 0.27% NCO $ QTD NCO ratio YTD NCO ratio 3Q25 4Q25 1Q26 2Q26 3Q26 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,652 $1,566 $1,558 $1,484 $1,436 1.14% 1.06% 1.05% 0.98% 0.91% ALLL ALLL ratio 3Q25 4Q25 1Q26 2Q26 3Q26 0.28%0.47% 0.45% 0.30% 0.29% $1,406 $1,307 $1,429 $1,446 $1,366 0.97% 0.88% 0.96% 0.96% 0.87% Nonaccrual loans Nonaccrual loans to total loans 3Q25 4Q25 1Q26 2Q26 3Q26 (1) 3Q25 includes an $82 million individual client charge-off in the Commercial Services business within the Commercial Bank segment. This loss contributed 23 bps to the 3Q25 NCO ratio, 8 bps to the 3Q25 YTD NCO ratio, and impacted the quarterly provision for credit losses by $82 million. (2) The $82 million individual client charge-off in 3Q25 contributed 6 bps to the 2025 YTD NCO ratio. (1) (1) (2)

25 $1,484 $7 $(31) $(14) $(10) $1,436 2Q26 Economic scenarios Specific reserves Credit quality Portfolio changes 3Q26 Highlights 3Q26 vs 2Q26 • ALLL decreased $48 million from the linked quarter. • The decrease compared to the linked quarter was driven by lower specific reserves, improvements in credit quality, and growth concentrated in capital call lines which have a significantly lower loss rate relative to our other loan portfolios, partially offset by changes in the macroeconomic scenarios. • The ALLL covered annualized net charge-offs 3.4 times. The ALLL provided 1.1 times coverage of nonaccrual loans. ALLL Coverage 1.7x 2.7x 3.5x 3.4x 3.4x 1.2x 1.2x 1.1x 1.0x 1.1x ALLL ratio / NCO ratio ALLL / Nonaccrual loans 3Q25 4Q25 1Q26 2Q26 3Q26 2Q26 to 3Q26 Allowance for loan and lease losses ($ in millions)

26

Capital

Risk-based capital ratios


14.05%
12.15%
11.65%
13.71%
11.91%
11.15%
13.51%
11.79%
10.83%
13.37%
11.73%
10.77%
12.90%
11.32%
10.24%
3Q25
4Q25
1Q26
2Q26
3Q26
CET1
Tier 1
Total

CET1 including impact of AOCI of **9.82%** (1) at September 30, 2026.

Capital ratio rollforward

	Risk-Based Capital Total	Risk-Based Capital Tier 1	Risk-Based Capital CET1	Tier 1 Leverage
June 30, 2026	**13.37%**	**11.73%**	**10.77%**	**9.22%**
Net income	0.33%	0.33%	0.33%	0.26%
Change in risk-weighted/average assets	-0.41%	-0.36%	-0.33%	-0.21%
BMO branch acquisition	-0.20%	-0.19%	-0.19%	-0.13%
Share repurchases	-0.33%	-0.33%	-0.33%	-0.26%
Tier 2 Instrument call/phase outs	0.01%	0.00%	0.00%	0.00%
Preferred issuance	0.16%	0.16%	0.00%	0.13%
Common dividends	-0.01%	-0.01%	-0.01%	-0.01%
Preferred dividends	-0.02%	-0.02%	-0.01%	-0.01%
Other	0.00%	0.01%	0.01%	0.01%
September 30, 2026	**12.90%**	**11.32%**	**10.24%**	**9.00%**
Change since June 30, 2026	**-0.47%**	**-0.41%**	**-0.53%**	**-0.22%**

Tier 1 Leverage ratio


9.34%
9.29%
9.30%
9.22%
9.00%
3Q25
4Q25
1Q26
2Q26
3Q26
Tier 1 Leverage ratio

Tangible book value per share (1)


$1,674.11
$158.57
($79.09)
($36.16)
($23.72)
($6.30)
$1,687.41
4Q25
Retained earnings
AOCI
Share repurchases
BMO branch acquisition
Common dividends
3Q26

First Citizens BancShares

Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

27 Share Repurchase Plan Update • Since announcing the share repurchase plan in July 2024, we have repurchased 25.53% of Class A common shares and 23.76% of total common shares that were outstanding(1) as of June 30, 2024. • During the third quarter of 2025 we fully utilized the $3.5 billion share repurchase plan announced in July 2024 and subsequently began repurchasing shares under the $4.0 billion share repurchase plan announced in July 2025. • In October 2026, we announced an authorization to repurchase up to $1.2 billion in Class A common shares to commence in 2027. Highlights Class A Common Shares Outstanding Repurchase Summary (through 10/20/26) Period Shares Average Price Total Cost ($ in millions) 2024 814,641 $ 2,041.35 $ 1,663 2025 1,578,462 1,917.07 3,026 1Q26 449,845 2,000.67 900 2Q26 298,907 2,006.36 600 3Q26 278,828 2,152.92 600 10/01/26 to 10/20/26 31,461 2,081.37 65 Total 3,452,144 $ 1,985.57 $ 6,854 13,524,550 (814,641) (1,578,462) (1,059,041) 10,072,406 6/30/2024 Repurchased 2024 Repurchased 2025 Repurchased 2026 YTD 10/20/2026 (1) Total common shares outstanding includes 1,005,185 of Class B common shares outstanding as of June 30, 2024 and October 20, 2026.

Financial Outlook Section III

29

Key Earnings Estimate Assumptions

Metric	3Q26	4Q26 - Projected	FY26 - Projected
Loans and leases - EOP	**$157.2 billion**	$158 billion - $161 billion	$158 billion - $161 billion
Deposits - EOP	**$185.3 billion**	$189 billion - $192 billion	$189 billion - $192 billion
Interest rates		Zero to one 25 bps rate hike	Zero to one 25 bps rate hike in 4Q26; Fed funds ending between 3.75% - 4.25%
Net interest income	**$1.70 billion**	$1.70 billion - $1.77 billion	$6.68 billion - $6.75 billion
Net charge-off ratio (annualized where applicable)	**27 bps**	30 bps - 35 bps	29 bps - 31 bps
Adjusted noninterest income	**$575 million** (1)	$540 million - $580 million	$2.22 billion - $2.26 billion
Adjusted noninterest expense	**$1.36 billion** (1)	$1.35 billion - $1.39 billion	$5.39 billion - $5.43 billion
Effective tax rate	**24.7%**	24.5% - 25.5%	24.5% - 25.5%

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares' control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Changes in the operating environment could introduce select risks to these assumptions. Please see important notices on forward looking statements found on page 3 for additional detail on inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict.

First Citizens BancShares

Appendix Section IV

31 Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. Segment Reclassifications During the fourth quarter of 2025, BancShares changed the composition of the Commercial Bank segment to include SVB Commercial, which was previously a separate segment, and prior period segment financial information in this investor presentation was recast accordingly. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Class Reclassifications During the fourth quarter of 2025, we updated our loan classes as summarized below (“4Q25 Loan Class Changes”): • Commercial real estate is a separate loan class. Prior to the 4Q25 Loan Class Changes, commercial real estate loans were primarily included in the non-owner occupied commercial mortgage and commercial construction loan classes. Additionally, commercial and industrial loans for the purpose of acquiring, constructing or developing real estate were previously included in the commercial and industrial loan class, and residential construction loans were previously included in the residential mortgage loan class. • Capital call lines is a separate loan class. Prior to the 4Q25 Loan Class Changes, global fund banking (which included capital call lines and certain other commercial and industrial loans in the Global Fund Banking line of business) was a separate loan class. • Commercial and industrial remained a separate loan class, but the composition was updated to: (i) include certain other commercial and industrial loans that were previously included in the global fund banking loan class prior to the 4Q25 Loan Class Changes, (ii) include leases, which was previously a separate loan class, and (iii) exclude commercial real estate loans that were previously included in the commercial and industrial loan class. • Residential mortgage loans remained a separate loan class, but the composition was updated to exclude residential construction loans which are included in the commercial real estate loan class after the 4Q25 Loan Class Changes. Loan and lease disclosures for all periods presented in this investor presentation were recast to reflect the 4Q25 Loan Class Changes. The segment information in this investor presentation was not recast as a result of the 4Q25 Loan Class Changes because the composition of reportable segments is separate and distinct from the identification of loan classes. Business Reclassifications During the third quarter of 2026, we updated naming conventions for certain business lines acquired through the FDIC-assisted acquisition of Silicon Valley Bridge Bank, N.A. ("SVBB") to support brand alignment. Reclassifications

32 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income (Loss) bps – Basis point(s); 1 bp = 0.01% CD – Certificate of Deposit CET1 – Common Equity Tier 1 Risk-based Capital EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFS – Fed Funds Sold FHLB – Federal Home Loan Bank GAAP – United States Generally Accepted Accounting Principles HQLS – High-Quality Liquid Securities HTM – Held to Maturity NCO – Net Charge-Off NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful PAA – Purchase Accounting Accretion or Amortization PMN – FDIC Purchase Money Note PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Average Assets ROE – Return on Average Common Stockholders’ Equity ROTCE – Return on Average Tangible Common Stockholders’ Equity YTD – Year-to-date

33

BancShares Balance Sheets (unaudited)

($ in millions)

	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
ASSETS					
Cash and due from banks	$ 981	$ 1,519	$ 1,080	$ 801	$ 874
Interest-earning deposits at banks	18,290	21,132	23,189	19,801	24,798
Securities purchased under agreements to resell	197	737	223	232	83
Investment in marketable equity securities	112	156	130	127	110
Investment securities available for sale	35,606	33,983	33,314	31,790	34,963
Investment securities held to maturity	9,157	9,418	9,542	9,647	10,051
Assets held for sale	142	93	1,122	804	112
Loans and leases	157,190	151,034	148,692	147,930	144,758
Allowance for loan and lease losses	(1,436)	(1,484)	(1,558)	(1,566)	(1,652)
Loans and leases, net of allowance for loan and lease losses	**155,754**	**149,550**	**147,134**	**146,364**	**143,106**
Operating lease equipment, net	9,765	9,755	9,685	9,621	9,446
Premises and equipment, net	2,751	2,523	2,499	2,447	2,283
Goodwill	418	346	346	346	346
Other intangible assets, net	349	171	182	195	208
Other assets	7,660	7,459	7,513	7,523	7,108
Total assets	**$ 241,182**	**$ 236,842**	**$ 235,959**	**$ 229,698**	**$ 233,488**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 42,402	$ 42,475	$ 43,606	$ 40,653	$ 42,752
Interest-bearing	142,862	130,952	127,236	120,925	120,438
Total deposits	**185,264**	**173,427**	**170,842**	**161,578**	**163,190**
Credit balances of factoring clients	1,578	1,339	1,284	1,148	1,326
Short-term borrowings	116	152	170	224	423
Long-term borrowings	24,354	32,036	33,792	35,784	38,252
Total borrowings	24,470	32,188	33,962	36,008	38,675
Other liabilities	8,293	7,988	7,823	8,726	8,311
Total liabilities	**219,605**	**214,942**	**213,911**	**207,460**	**211,502**
STOCKHOLDERS' EQUITY					
Preferred stock	2,061	1,765	1,765	1,375	881
Common stock	11	11	12	12	13
Additional paid in capital	—	—	—	—	270
Retained earnings	20,301	20,354	20,343	20,768	20,866
Accumulated other comprehensive (loss) income	(796)	(230)	(72)	83	(44)
Total stockholders' equity	**21,577**	**21,900**	**22,048**	**22,238**	**21,986**
Total liabilities and stockholders' equity	**$ 241,182**	**$ 236,842**	**$ 235,959**	**$ 229,698**	**$ 233,488**

First Citizens BancShares

34

BancShares Income Statements (unaudited)

($ in millions)

	3Q26	2Q26	1Q26	4Q25	3Q25
INTEREST INCOME					
Loans and leases	$ 2,341	$ 2,253	$ 2,206	$ 2,290	$ 2,300
Investment securities	427	401	384	424	433
Deposits at banks	197	197	196	226	265
Total interest income	**2,965**	**2,851**	**2,786**	**2,940**	**2,998**
INTEREST EXPENSE					
Deposits	971	881	833	861	911
Borrowings	295	314	332	357	353
Total interest expense	1,266	1,195	1,165	1,218	1,264
Net interest income	**1,699**	**1,656**	**1,621**	**1,722**	**1,734**
Provision (benefit) for credit losses	55	(10)	72	54	191
Net interest income after provision for credit losses	**1,644**	**1,666**	**1,549**	**1,668**	**1,543**
NONINTEREST INCOME					
Rental income on operating lease equipment	288	280	281	281	273
Lending-related fees	83	73	69	64	67
Deposit fees and service charges	76	74	70	63	61
Client investment fees	68	59	53	54	58
Wealth management services	62	62	59	61	57
International fees	34	36	35	37	34
Factoring commissions	20	18	17	20	18
Cardholder services, net	40	38	38	37	39
Merchant services, net	12	13	13	13	12
Insurance commissions	12	13	13	12	13
Realized gain on sale of investment securities, net	28	—	—	3	—
Fair value adjustment on marketable equity securities, net	(23)	15	3	12	13
Gain on sale of leasing equipment, net	7	14	11	14	3
Loss on extinguishment of debt	(19)	(7)	(8)	(9)	—
Other noninterest income	46	88	38	53	51
Total noninterest income	**734**	**776**	**692**	**715**	**699**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	100	101	101	102	98
Maintenance and other operating lease expenses	66	67	65	64	67
Personnel cost	842	844	869	849	817
Net occupancy expense	64	59	60	61	58
Equipment expense	133	141	136	151	137
Professional fees	18	26	24	34	26
Third-party processing fees	112	100	93	75	67
FDIC insurance expense	37	39	38	27	38
Marketing expense	40	45	30	45	33
Acquisition-related expenses	18	8	5	33	28
Intangible asset amortization	14	11	13	13	13
Other noninterest expense	129	110	102	118	109
Total noninterest expense	**1,573**	**1,551**	**1,536**	**1,572**	**1,491**
Income before income taxes	**805**	**891**	**705**	**811**	**751**
Income tax expense	199	219	171	231	183
Net income	**$ 606**	**$ 672**	**$ 534**	**$ 580**	**$ 568**
Preferred stock dividends	$ 29	$ 32	$ 26	$ 14	$ 14
Net income available to common stockholders	**$ 577**	**$ 640**	**$ 508**	**$ 566**	**$ 554**

First Citizens BancShares

35 Average Deposit Account Size and Insured by Segment ($ in billions, except average account size, period end balances) Total deposits Average size Insured % General Bank $ 81.4 $ 35,781 65 % Commercial Bank 47.2 618,595 33 Corporate 56.7 64,857 88 Total $ 185.3 $ 57,441 64 % Note – Commercial Bank includes a small amount of Rail deposits.Totals may not foot due to rounding.

36 (1) 3Q26 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 15,582 35% 3.95% 1.2 Government agency 28 — 3.11 0.3 Residential mortgage-backed securities 17,014 38 4.34 3.3 Commercial mortgage-backed securities 2,831 7 4.08 1.9 Corporate bonds 121 — 7.92 0.7 Municipal bonds 12 — 5.26 16.8 Other investments 18 — 6.33 4.6 Total AFS portfolio $ 35,606 80% 4.17% 2.3 HTM portfolio U.S. Treasury $ 391 1% 1.43% 1.1 Government agency 992 2 1.63 1.9 Residential mortgage-backed securities 4,276 10 2.70 5.3 Commercial mortgage-backed securities 3,249 7 2.19 3.0 Other investments 249 — 1.64 3.2 Total HTM portfolio $ 9,157 20% 2.31% 3.9 Grand total $ 44,763 100% 3.78% 2.5 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

37

General Bank Segment

($ in millions)

Earnings Summary	3Q26	2Q26	1Q26	4Q25	3Q25	Increase (decrease) 3Q26 vs 2Q26 $	3Q26 vs 2Q26 %	3Q26 vs 3Q25 $	3Q26 vs 3Q25 %
Net interest income	$ 829	$ 819	$ 813	$ 841	$ 846	$ 10	1.2 %	$ (17)	(2.0)%
Total noninterest income	184	187	172	170	166	(3)	(1.6)	18	11.0
Total revenue	**1,013**	**1,006**	**985**	**1,011**	**1,012**	**7**	**0.7**	**1**	**0.2**
Total noninterest expense	622	601	600	604	582	21	3.7	40	7.1
Pre-provision net revenue (1)	**391**	**405**	**385**	**407**	**430**	**(14)**	**(3.7)**	**(39)**	**(9.2)**
Provision for credit losses	37	54	17	17	1	(17)	(26.6)	36	NM
Income before income taxes	354	351	368	390	429	3	0.2	(75)	(18.3)
Income tax expense	88	85	90	82	109	3	3.1	(21)	(19.4)
Net income	**$ 266**	**$ 266**	**$ 278**	**$ 308**	**$ 320**	**$ —**	**— %**	**$ (54)**	**(17.9)%**
Period end Balances (2)									
Loans and leases	$ 64,988	$ 64,355	$ 64,367	$ 64,958	$ 65,225	$ 633	3.9 %	$ (237)	(0.4)%
Deposits	81,381	75,718	75,914	74,796	74,596	5,663	29.7	6,785	9.1
Other Key Metrics									
Number of branches	656	520	519	521	520	136	26.2 %	136	26.2 %
Wealth management assets under management ($B)	$ 62.5	$ 62.0	$ 59.7	$ 61.2	$ 59.9	$ 0.5	0.8	$ 2.6	4.3
Card volume	4,937	4,850	4,475	4,713	4,621	87	1.8	316	6.8
Merchant volume	1,823	1,898	1,786	1,799	1,827	(75)	(4.0)	(4)	(0.2)

First Citizens BancShares

Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) The linked quarter percent change is annualized.

38

Commercial Bank Segment

($ in millions)

Earnings Summary	3Q26	2Q26	1Q26	4Q25	3Q25	Increase (decrease) 3Q26 vs 2Q26 $	3Q26 vs 2Q26 %	3Q26 vs 3Q25 $	3Q26 vs 3Q25 %
Net interest income	$ 848	$ 805	$ 802	$ 834	$ 796	$ 43	5.3 %	$ 52	6.5 %
Rental income on operating lease equipment	51	54	55	55	54	(3)	(3.5)	(3)	(4.4)
Less: depreciation on operating lease equipment	41	43	43	44	43	(2)	(3.8)	(2)	(5.0)
Adjusted rental income on operating lease equipment (1)	10	11	12	11	11	(1)	(9.1)	(1)	(9.1)
All other noninterest income	269	270	230	241	236	(1)	(0.3)	33	13.9
Noninterest income, net (1)	279	281	242	252	247	(2)	(0.7)	32	13.0
Revenue	**1,127**	**1,086**	**1,044**	**1,086**	**1,043**	**41**	**3.8**	**84**	**8.1**
Noninterest expense, net (1)	584	586	603	612	596	(2)	(0.3)	(12)	(2.0)
Pre-provision net revenue (1)	**543**	**500**	**441**	**474**	**447**	**43**	**8.6**	**96**	**21.4**
Provision (benefit) for credit losses	18	(64)	55	37	190	82	128.1	(172)	(90.5)
Income before income taxes	525	564	386	437	257	(39)	(6.9)	268	103.6
Income tax expense	131	136	95	102	64	(5)	(3.9)	67	102.3
Net income	**$ 394**	**$ 428**	**$ 291**	**$ 335**	**$ 193**	**$ (34)**	**(7.9)%**	**$ 201**	**104.0 %**
Period end Balances (2)									
Loans and leases	$ 92,119	$ 86,635	$ 84,263	$ 82,910	$ 79,470	$ 5,484	25.1 %	$ 12,649	15.9 %
Operating lease equipment, net	717	723	717	739	737	(6)	(3.4)	(20)	(2.7)
Total client funds	133,189	126,296	124,968	111,213	109,904	6,893	5.5	23,285	21.2
Off-balance sheet client funds	86,038	80,606	77,777	69,681	67,035	5,432	26.7	19,003	28.3
Deposits	47,151	45,690	47,191	41,532	42,869	1,461	12.7	4,282	10.0
Other Key Metrics									
Factoring volume	$ 6,781	$ 5,878	$ 5,787	$ 6,547	$ 6,315	$ 903	15.4 %	$ 466	7.4 %

First Citizens BancShares

Note – Commercial segment results do not include the accretion impact from the SVBB acquisition loans or the impact of overnight investments and debt that were added at the acquisition date (the aforementioned items are contained within Corporate).

Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts.

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

(2) The linked quarter percent change is annualized.

39

Rail Segment

($ in millions)

Earnings Summary	3Q26	2Q26	1Q26	4Q25	3Q25	Increase (decrease) 3Q26 vs 2Q26 $	3Q26 vs 2Q26 %	3Q26 vs 3Q25 $	3Q26 vs 3Q25 %
Net interest expense	$ 60	$ 59	$ 58	$ 53	$ 55	$ 1	2.3 %	$ 5	9.7 %
Rental income on operating lease equipment	237	226	226	226	219	11	4.4	18	8.0
Less: depreciation on operating lease equipment	59	58	58	58	55	1	1.7	4	6.8
Less: maintenance and other operating lease expenses	66	67	65	64	67	(1)	(1.0)	(1)	(0.4)
Adjusted rental income on operating lease equipment [(1)]	112	101	103	104	97	11	10.9	15	15.5
All other noninterest income	2	7	9	9	2	(5)	(72.3)	—	—
Noninterest income, net [(1)]	114	108	112	113	99	6	5.6	15	15.2
Revenue	**54**	**49**	**54**	**60**	**44**	**5**	**10.2**	**10**	**22.7**
Noninterest expense, net [(1)]	26	24	25	22	22	2	8.3	4	18.2
Pre-provision net revenue [(1)]	**28**	**25**	**29**	**38**	**22**	**3**	**9.5**	**6**	**23.8**
Provision for credit losses	—	—	—	—	—	—	—	—	—
Income before income taxes	28	25	29	38	22	3	8.1	6	24.0
Income tax expense	7	6	7	9	5	1	11.3	2	20.6
Net income	**$ 21**	**$ 19**	**$ 22**	**$ 29**	**$ 17**	**$ 2**	**7.2 %**	**$ 4**	**25.2 %**
Period end Balances [(2)]									
Operating lease equipment, net	$ 9,048	$ 9,032	$ 8,968	$ 8,882	$ 8,709	$ 16	0.7 %	$ 339	3.9 %
Other Key Metrics									
Railcars and locomotives [(3)]	129,500	129,300	128,600	128,400	127,600	200	0.2 %	1,900	1.5 %
Utilization	96.9 %	96.7 %	96.2 %	96.2 %	96.8 %	NM	0.2	NM	0.1
Renewal rate to previous rate	104	115	118	117	118	NM	(11.0)	NM	(14.0)

First Citizens BancShares

Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts.
(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) The linked quarter percent change is annualized.
(3) Railcars and locomotives number is rounded.

40 Corporate ($ in millions) Note – Percent changes above are based on unrounded amounts and may not recalculate precisely using the displayed rounded amounts. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) The linked quarter percent change is annualized. Increase (decrease) 3Q26 vs 2Q26 3Q26 vs 3Q25 Earnings Summary 3Q26 2Q26 1Q26 4Q25 3Q25 $ % $ % Net interest income $ 82 $ 91 $ 64 $ 100 $ 147 $ (9) (9.2) % $ (65) (44.1) % Total noninterest income (9) 32 — 14 22 (41) (128.5) (31) (140.8) Total revenue 73 123 64 114 169 (50) (40.4) (96) (56.9) Total noninterest expense 175 172 142 168 126 3 1.6 49 37.8 Pre-provision net revenue (1) (102) (49) (78) (54) 43 (53) (106.3) (145) (338.3) Provision for credit losses — — — — — — — — — (Loss) Income before income taxes (102) (49) (78) (54) 43 (53) (100.3) (145) (329.6) Income tax (benefit) expense (27) (8) (21) 38 5 (19) (206.2) (32) (681.8) Net (loss) income $ (75) $ (41) $ (57) $ (92) $ 38 $ (34) (77.5) % $ (113) (287.4) % Period end Balance Sheet (2) Investment securities $ 44,857 $ 43,539 $ 42,986 $ 41,564 $ 45,124 $ 1,318 12.0% $ (267) (0.6) % Direct Bank deposits 51,428 48,222 45,408 44,802 45,146 3,206 26.4 6,282 13.9 Brokered deposits 4,647 3,325 1,831 — 134 1,322 157.7 4,513 NM

41 September 30, 2026 June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 Loans and leases (including off-balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (1,240) $ (1,300) $ (1,351) $ (1,411) $ (1,483) Other 1 5 3 1 1 Accretion 50 55 48 59 71 Ending balance $ (1,189) $ (1,240) $ (1,300) $ (1,351) $ (1,411) Core deposits and other intangibles Beginning balance $ 171 $ 182 $ 195 $ 208 $ 221 Additions - BMO Branch Acquisition 192 — — — — Amortization (14) (11) (13) (13) (13) Ending balance $ 349 $ 171 $ 182 $ 195 $ 208 Borrowings (2) Beginning balance - unamortized fair value mark $ 47 $ 61 $ 78 $ 97 $ 107 Amortization (6) (7) (9) (10) (10) Loss on extinguishment of debt (19) (7) (8) (9) — Ending balance $ 22 $ 47 $ 61 $ 78 $ 97 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases are comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

Non-GAAP Reconciliations Section V

43

Notable Items (1)

($ in millions, except per share data)

	3Q26	2Q26	1Q26	4Q25	3Q25
Noninterest income (GAAP)	$ 734	$ 776	$ 692	$ 715	$ 699
Noninterest income notable items:					
Rental income on operating lease equipment (2)	(166)	(168)	(166)	(166)	(165)
Realized gain on sale of investment securities, net	(28)	—	—	(3)	—
Fair value adjustment on marketable equity securities, net	23	(15)	(3)	(12)	(13)
Gain on sale of leasing equipment, net	(7)	(14)	(11)	(14)	(3)
Loss on extinguishment of debt	19	7	8	9	—
Total noninterest income notable items	**(159)**	**(190)**	**(172)**	**(186)**	**(181)**
Adjusted noninterest income (non-GAAP) *(a)*	**575**	**586**	**520**	**529**	**518**
Noninterest expense (GAAP)	1,573	1,551	1,536	1,572	1,491
Noninterest expense notable items:					
Depreciation on operating lease equipment (2)	(100)	(101)	(101)	(102)	(98)
Maintenance and other operating lease expenses (2)	(66)	(67)	(65)	(64)	(67)
Personnel cost (3)	(6)	(8)	(12)	—	(6)
Professional fees (4)	(4)	(5)	(6)	—	—
FDIC insurance special assessment	—	—	—	12	—
Acquisition-related expenses	(18)	(8)	(5)	(33)	(28)
Intangible asset amortization	(14)	(11)	(13)	(13)	(13)
Other noninterest expense (5)	(10)	(5)	(4)	(4)	—
Total noninterest expense notable items	**(218)**	**(205)**	**(206)**	**(204)**	**(212)**
Adjusted noninterest expense (non-GAAP) *(b)*	**1,355**	**1,346**	**1,330**	**1,368**	**1,279**
Impact of notable items on adjusted pre-tax income *(a)-(b)*	**59**	**15**	**34**	**18**	**31**
Less: income tax impact of notable items (6)	13	(4)	8	(50)	12
Impact of notable items on adjusted net income	**$ 46**	**$ 19**	**$ 26**	**$ 68**	**$ 19**
Impact of notable items on adjusted basic and diluted EPS	**$ 4.14**	**$ 1.57**	**$ 2.23**	**$ 5.46**	**$ 1.54**
Weighted average common shares outstanding (basic and diluted)	**11,250,519**	**11,535,792**	**11,924,899**	**12,363,028**	**12,849,339**

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze BancShares' performance. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

(2) Depreciation and maintenance and other operating lease expenses are deducted from rental income on operating lease equipment to calculate adjusted rental income on operating lease equipment (non-GAAP). There is no net impact to earnings for this non-GAAP item because adjusted noninterest income and expense are reduced by the same amount. Management believes adjusted rental income on operating lease equipment (non-GAAP) is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

(3) Personnel cost in 3Q26, 2Q26, and 1Q26 includes severance and retention costs in connection with business optimization; 3Q25 includes impairment of internal use software under development.

(4) Professional fees include costs for risk transformation and strategic enhancements to technology in 3Q26, 2Q26 and 1Q26.

(5) Other noninterest expense includes certain litigation expenses in 3Q26, 2Q26 and 1Q26, impairment of internal use software under development in 3Q26, a nonrecurring earnings credit accrual in 3Q26, a write-off of other assets in 1Q26, and a technology fee in 4Q25.

(6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

First Citizens BancShares

44

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			3Q26	2Q26	1Q26	4Q25	3Q25
Net income and EPS							
Net income (GAAP)	a	$	606	672	534	580	568
Preferred stock dividends			29	32	26	14	14
Net income available to common stockholders (GAAP)	b		577	640	508	566	554
Total notable items, after income tax	c		46	19	26	68	19
Adjusted net income (non-GAAP)	d = (a+c)		652	691	560	648	587
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	623	659	534	634	573
Weighted average common shares outstanding							
Basic	f		11,250,519	11,535,792	11,924,899	12,363,028	12,849,339
Diluted	g		11,250,519	11,535,792	11,924,899	12,363,028	12,849,339
EPS (GAAP)							
Basic	b/f	$	51.23	55.52	42.63	45.81	43.08
Diluted	b/g		51.23	55.52	42.63	45.81	43.08
Adjusted EPS (non-GAAP)							
Basic	e/f	$	55.37	57.09	44.86	51.27	44.62
Diluted	e/g		55.37	57.09	44.86	51.27	44.62
Noninterest income and expense							
Noninterest income (GAAP)	h	$	734	776	692	715	699
Impact of notable items, before income tax			(159)	(190)	(172)	(186)	(181)
Adjusted noninterest income (non-GAAP)	i	$	575	586	520	529	518
Noninterest expense (GAAP)	j	$	1,573	1,551	1,536	1,572	1,491
Impact of notable items, before income tax			(218)	(205)	(206)	(204)	(212)
Adjusted noninterest expense (non-GAAP)	k	$	1,355	1,346	1,330	1,368	1,279

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

45 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 3Q26 2Q26 1Q26 4Q25 3Q25 PPNR Net income (GAAP) a $ 606 672 534 580 568 Plus: (benefit) provision for credit losses 55 (10) 72 54 191 Plus: income tax expense 199 219 171 231 183 PPNR (non-GAAP) l $ 860 881 777 865 942 Impact of notable items 59 15 34 18 31 Adjusted PPNR (non-GAAP) m $ 919 896 811 883 973 ROA Net income (GAAP) a $ 606 672 534 580 568 Annualized net income n = a annualized 2,403 2,699 2,164 2,303 2,254 Adjusted net income (non-GAAP) d 652 691 560 648 587 Annualized adjusted net income p = d annualized 2,588 2,771 2,272 2,571 2,332 Average assets o 240,727 235,200 233,181 233,432 230,529 ROA n/o 1.00% 1.15% 0.93% 0.99% 0.98 % Adjusted ROA (non-GAAP) p/o 1.08 1.18 0.97 1.10 1.01 PPNR ROA PPNR (non-GAAP) l $ 860 881 777 865 942 Annualized PPNR q = l annualized 3,409 3,536 3,152 3,430 3,738 Adjusted PPNR (non-GAAP) m 919 896 811 883 973 Annualized adjusted PPNR r = m annualized 3,646 3,595 3,288 3,504 3,860 PPNR ROA (non-GAAP) q/o 1.42% 1.50% 1.35% 1.47% 1.62 % Adjusted PPNR ROA (non-GAAP) r/o 1.51 1.53 1.41 1.50 1.67 Note: Certain items above do not precisely recalculate as presented due to rounding.

46

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			3Q26	2Q26	1Q26	4Q25	3Q25
ROE and ROTCE							
Annualized net income available to common stockholders	s = b annualized	$	2,287	2,569	2,062	2,247	2,196
Annualized adjusted net income available to common stockholders	t = e annualized	$	2,471	2,642	2,170	2,515	2,275
Average stockholders' equity (GAAP)		$	22,004	22,180	22,487	22,197	22,291
Less: average preferred stock			1,819	1,765	1,613	1,117	881
Average common stockholders' equity	u	$	20,185	20,415	20,874	21,080	21,410
Less: average goodwill			367	346	346	346	346
Less: average other intangible assets			224	179	191	204	216
Average tangible common equity (non-GAAP)	v	$	19,594	19,890	20,337	20,530	20,848
ROE	s/u		11.33 %	12.58 %	9.88 %	10.66 %	10.26 %
Adjusted ROE (non-GAAP)	t/u		12.24	12.94	10.39	11.93	10.62
ROTCE (non-GAAP)	s/v		11.67	12.92	10.14	10.94	10.53
Adjusted ROTCE (non-GAAP)	t/v		12.61	13.28	10.67	12.25	10.91
Tangible common equity to tangible assets							
Stockholders' equity (GAAP)	w	$	21,577	21,900	22,048	22,238	21,986
Less: preferred stock			2,061	1,765	1,765	1,375	881
Common equity	x	$	19,516	20,135	20,283	20,863	21,105
Less: goodwill	y		418	346	346	346	346
Less: other intangible assets	z		349	171	182	195	208
Tangible common equity (non-GAAP)	aa	$	18,749	19,618	19,755	20,322	20,551
Total assets (GAAP)	bb	$	241,182	236,842	235,959	229,698	233,488
Tangible assets (non-GAAP)	cc = bb - (y + z)		240,415	236,325	235,431	229,157	232,934
Total equity to total assets (GAAP)	w/bb		8.95 %	9.25 %	9.34 %	9.68 %	9.42 %
Tangible common equity to tangible assets (non-GAAP)	aa/cc		7.80	8.30	8.39	8.87	8.82

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

47

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			3Q26	2Q26	1Q26	4Q25	3Q25
Book value and tangible book value per common share							
Common shares outstanding at period end	dd		11,111,579	11,390,407	11,689,314	12,139,159	12,618,629
Book value per share	x/dd	$	1,756.40	1,767.79	1,735.18	1,718.71	1,672.54
Tangible book value per common share (non-GAAP)	aa/dd		1,687.41	1,722.35	1,689.96	1,674.11	1,628.64
Efficiency ratio							
Net interest income	ee	$	1,699	1,656	1,621	1,722	1,734
Efficiency ratio (GAAP)	j / (h + ee)		64.68 %	63.75 %	66.41 %	64.53 %	61.27 %
Adjusted efficiency ratio (non-GAAP)	k / (i + ee)		59.59	60.05	62.13	60.79	56.78
Rental income on operating lease equipment							
Rental income on operating lease equipment (GAAP)		$	288	280	281	281	273
Less: depreciation on operating lease equipment			100	101	101	102	98
Less: maintenance and other operating lease expenses			66	67	65	64	67
Adjusted rental income on operating lease equipment (non-GAAP)		$	122	112	115	115	108
Rental income on operating lease equipment: Commercial Bank Segment							
Rental income on operating lease equipment (GAAP)		$	51	54	55	55	54
Less: depreciation on operating lease equipment			41	43	43	44	43
Less: maintenance and other operating lease expenses			—	—	—	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	10	11	12	11	11
Rental income on operating lease equipment: Rail Segment							
Rental income on operating lease equipment (GAAP)		$	237	226	226	226	219
Less: depreciation on operating lease equipment			59	58	58	58	55
Less: maintenance and other operating lease expenses			66	67	65	64	67
Adjusted rental income on operating lease equipment (non-GAAP)		$	112	101	103	104	97

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

48 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 3Q26 2Q26 1Q26 4Q25 3Q25 Noninterest Income and Noninterest Expense: Commercial Bank Segment Noninterest income (GAAP) $ 320 324 285 296 290 Less: depreciation on operating lease equipment 41 43 43 44 43 Noninterest income, net (non-GAAP) $ 279 281 242 252 247 Noninterest expense (GAAP) $ 625 629 646 656 639 Less: depreciation on operating lease equipment 41 43 43 44 43 Noninterest expense, net (non-GAAP) $ 584 586 603 612 596 Noninterest Income and Noninterest Expense: Rail Segment Noninterest income (GAAP) $ 239 233 235 235 221 Less: depreciation on operating lease equipment 59 58 58 58 55 Less: maintenance and other operating lease expenses 66 67 65 64 67 Noninterest income, net (non-GAAP) $ 114 108 112 113 99 Noninterest expense (GAAP) $ 151 149 148 144 144 Less: depreciation on operating lease equipment 59 58 58 58 55 Less: maintenance and other operating lease expenses 66 67 65 64 67 Noninterest expense, net (non-GAAP) $ 26 24 25 22 22 Note: Certain items above do not precisely recalculate as presented due to rounding.

49 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 3Q26 2Q26 1Q26 4Q25 3Q25 PPNR: General Bank Segment Segment net income (GAAP) $ 266 266 278 308 320 Plus: provision for credit losses 37 54 17 17 1 Plus: income tax expense 88 85 90 82 109 PPNR (non-GAAP) $ 391 405 385 407 430 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 394 428 291 335 193 Plus: (benefit) provision for credit losses 18 (64) 55 37 190 Plus: income tax expense 131 136 95 102 64 PPNR (non-GAAP) $ 543 500 441 474 447 PPNR: Rail Segment Segment net income (GAAP) $ 21 19 22 29 17 Plus: income tax expense 7 6 7 9 5 PPNR (non-GAAP) $ 28 25 29 38 22 PPNR: Corporate Net income (GAAP) $ (75) (41) (57) (92) 38 Plus: income tax expense (benefit) (27) (8) (21) 38 5 PPNR (non-GAAP) $ (102) (49) (78) (54) 43

50

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			3Q26	2Q26	1Q26	4Q25	3Q25
Net interest income & Net interest margin							
Net interest income (GAAP)	ee	$	1,699	1,656	1,621	1,722	1,734
Loan PAA	ff		50	55	48	59	71
Other PAA	gg		(6)	(7)	(9)	(10)	(10)
PAA	hh = (ff + gg)	$	44	48	39	49	61
Net interest income, excluding PAA (non-GAAP)	ii = (ee - hh)	$	1,655	1,608	1,582	1,673	1,673
Annualized net interest income	jj = ee annualized	$	6,740	6,642	6,575	6,834	6,878
Annualized net interest income, excluding PAA	kk = ii annualized		6,565	6,451	6,416	6,640	6,637
Average interest-earning assets	ll		219,732	213,990	212,552	213,294	211,042
NIM (GAAP)	jj/ll		3.07 %	3.10 %	3.09 %	3.20 %	3.26 %
NIM, excluding PAA (non-GAAP)	kk/ll		2.99	3.01	3.01	3.11	3.15
Interest income on loans (GAAP)		$	2,341	2,253	2,206	2,290	2,300
Less: loan PAA	ff		50	55	48	59	71
Interest income on loans, excluding loan PAA (non-GAAP)		$	2,291	2,198	2,158	2,231	2,229
Capital Ratios							
Risk-weighted assets	mm	$	191,248				
Common equity Tier 1 (GAAP)	rr		19,584				
Impact from AOCI (loss)			(796)				
Common equity Tier 1 including impact of AOCI (non-GAAP)	ss		18,788				
Common equity Tier 1 ratio (GAAP)	rr/mm		10.24				
Common equity Tier 1 ratio including impact of AOCI (non-GAAP)	ss/mm		9.82 %				

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares